UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(D) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported):
                             August 1, 2002


                        PRECOM TECHNOLOGY, INC.

         (Exact Name of Registrant as Specified in Its Charter)



          Florida                000-31507                   65-0693481

(State or Other Jurisdiction  (Commission File No.)       (IRS Employer
of Incorporation)                                   Identification No.)



2255 Glades Road, Suite 324A, Boca Raton, FL.                    33431

(Address of Principal Executive Offices)                     (Zip Code)


561-988-2610

(Registrant's Telephone Number, Including Area Code)



ITEM 5.   OTHER EVENTS.

AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

In accordance with Florida law, the Board of Directors has unanimously voted to amend our Articles of Incorporation to effect a reverse split of all outstanding shares of our common stock at an exchange ratio of one-for-two, effective as of the close of business on September 10, 2002. Under Florida Statute Section 607.10025, as amended, no shareholder approval is required.

No fractional shares will be issued in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive a whole share upon surrender to the exchange agent of their certificates and a properly completed and executed letter of transmittal.

As a result of the reverse stock split, the number of issued, outstanding and authorized shares of common stock will be reduced in accordance with the exchange ratio for the reverse stock split. The number of shares of issued and outstanding common stock of the Company before the reverse split was 46,804,131 and after the reverse split will be 23,402,066, before giving effect to the cancellation of the Subscription Agreement noted below. The par value of our common stock would remain unchanged at $.001 per share. Our trading symbol on the OTC Bulletin Board has changed from PMMT to PRCT, effective September 10, 2002, as a result of the reverse split.

Once effective, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split, (one half the number held before the reverse split), except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All of our convertible securities, including options, warrants, convertible debt instruments and other securities will also be automatically adjusted as of the effective date in the same ratio.

Our transfer agent, Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121, will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into our common stock will be notified of the effectiveness of the reverse split. Shareholders of record at the close of business on September 10, 2002 will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. No new certificates will be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further action to effect the exchange of their certificates.

CANCELLATION OF SUBSCRIPTION AGREEMENT

On August 1, 2002, the Company agreed to cancel the Subscription Agreement, dated April 9, 2002, (the "Subscription Agreement") between the Company and CGI International Holdings, Inc., ("CGI"). CGI informed the Company that it would be unable to make payment of that certain Promissory Note, dated April 9, 2002, (the "Promissory Note") by the Due Date. As a result, the Company also has cancelled the Forty Million pre-split Shares of Common Stock, par value $.001, issued to CGI (the "Subscription Shares") as part of the Subscription Agreement.

Copies of the Subscription Agreement and the Promissory Note can be found in the Company's Form 10-QSB/A filed with the Securities and Exchange Commission on July 29, 2002 for the period ending June 30, 2002 ("10-QSB/A").

The Company was also informed by CGI that the transfer of the Subscription Shares to International Financial Concierge Services, Inc., as reported in the 10-QSB/A, was not completed and IFCS obtained no interest in the Subscription Shares issued to CGI.

CONVERSION OF PROMISSORY NOTE

On September 1, 2002, the Company agreed to the conversion of a $75,000 promissory note previously issued to an IRA Account for the benefit of the Company's CEO, Robert Hipple, in exchange for a loan to the Company from the IRA Account in the amount of $73,292. The Company requested the conversion at the price of $0.02 per share, which was agreed to by the IRA Account custodian. A total of 3,750,000 pre-split shares were issued as a result of the conversion.

EXHIBITS

(3)(i) Articles of Amendment To Articles of Incorporation of Precom Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precom Technology, Inc.
Dated: September 19, 2002


______________________
Name: Robert J. Hipple
Title: President


ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
PRECOM TECHNOLOGY, INC.


The undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation pursuant to Section 607.10025 of the Florida Business Corporation Act:

FIRST:  The name of the corporation is Precom Technology, Inc.

SECOND: Each share of the Corporation's outstanding common stock, $.001 par value per share, shall be and they are hereby automatically changed (without any further act) into one-half (1/2) share of common stock, $.001 par value per share.

THIRD: The forgoing reverse stock split shall be accomplished in the following manner:

a. All certificates representing issued shares which are in existence as of the close of business on August 16, 2002 (the "Record Date") shall thereafter, without any further action being taken, represent one-half (1/2) the number of shares as they theretofore represented. In lieu of fractional shares, each shareholder shall receive the next whole number of shares to which the shareholder shall be entitled as a result of the foregoing reverse stock split.

b. The appropriate officers of the Corporation are authorized and directed as soon as practicable after the close of the business on the Record date, to notify each shareholder of record as of the close of the business on the Record Date to turn in their certificates in exchange for new certificates representing the Corporation's common stock to which they shall be entitled pursuant to the foregoing reverse stock split.

c.  The Board of Directors of the Corporation or any
executive committee thereof is empowered to adopt further rules and regulations concerning the foregoing reverse stock split and to appropriately adjust any options, warrants or other securities which are convertible into shares of the Corporation's common stock, par value $.001 as they deem to be fair and equitable and in the best interests of the Corporation and in accordance with
Section 607.10025, Florida Business Corporation Act on August 16,
2002

FOURTH: The date of the adoption of the amendment by all of the Directors of the Corporation was August 13, 2002. Pursuant to Section 607.10025, no shareholder approval is required.



FIFTH:  This amendment shall be effective on August 16, 2002.

DATE: August 13, 2002


	/s/ Robert J. Hipple
__________________
Robert J. Hipple
President & CEO



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